Exhibit 10.g(i)

                          AMENDMENT
                dated as of February 4, 1997
                             to
         Fingerhut Companies, Inc. Stock Option Plan

     The following amendments to the Fingerhut Companies, Inc. Stock Option Plan (the "1990 Plan") were adopted by the
Board of Directors of Fingerhut Companies, Inc., on February
4, 1997:

     1. Effective as of the date hereof, Section 5(c) of the 1990 Plan is hereby amended to read in its entirety as follows:

               "(c) Except as otherwise determined by the Committee or in an option or award agreement, no option or award granted under the Plan shall be transferable by an optionee or grantee, otherwise than by will or the laws of descent or distribution and during the lifetime of an optionee or grantee, the option shall be exercisable only by such optionee."

     2. Effective as of the date hereof, Section 9(b) of the 1990 Plan is hereby amended to read in its entirety as follows:

          "(b) Except as otherwise provided in this Plan or in an option or award agreement, a participant's rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise including, but not limited to, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant."

     3. Effective as of the date hereof, the introductory language set forth in Section 5(d) of the 1990 Plan is hereby amended to read as follows:

          "Except as set forth in Section 5(h) below, the Option shall not be exercisable:"

     4. Effective as of the date hereof, Section 5(g) of the 1990 Plan is hereby amended to read as follows:

          "Except as otherwise set forth in Section 5(h) below, no Option shall be exercised during the first year following its grant and, except as otherwise determined by the Committee, any Option shall be exercisable, on a cumulative basis, with respect to twenty percent (20%) of the Common
          Shares subject to such Option on each annual anniversary date from the date granted."

     5. Effective as of the date hereof, the 1990 Plan is hereby amended to add a new Section 5(h) to read in its entirety as expressly set forth below:

               (h)  Notwithstanding the vesting provisions
          contained in Section 5 hereof, but subject to the other terms and conditions set forth herein, an Option may be exercised in full immediately following the date of a "Change in Control" (as hereinafter defined). For purposes of this Plan, the following terms shall have the definitions set forth below:

                    (A)  "Change in Control" shall mean:

                         (i)       a change in control of a
          nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities
          Exchange Act of 1934, as amended (the "Exchange
          Act"), whether or not the Company is then subject to such reporting requirement; or

                         (ii)      the public announcement
          (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or any "person" (as such term issued in Sections 13(d) and 14(d) of the Exchange Act) that such person has become the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; provided, however, that notwithstanding the foregoing, no Change of Control shall be deemed to have occurred for purposes of this Plan by reason of ownership of 30% or more of the total voting capital stock of the Company then issued and outstanding by any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company or any entity holding shares of the Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan (any such person or entity described in this proviso is referred to herein as a "Company Entity"); or

                         (iii)     the announcement of a
          tender offer by any person or entity (other than a Company Entity) for 30% or more of the Company's voting capital stock then issued and outstanding, which tender offer has not been approved by the Board, a majority of the members of which are Continuing Directors (as hereinafter defined), and recommended to the shareholders of the Company; or

                         (iv)      the Continuing Directors
          (as hereinafter defined) cease to constitute a majority of the Company's Board of Directors; or

                         (v)       the shareholders of the
          Company approve (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Company stock would be converted into cash, securities or other property, other than a merger of the Company in which shareholders immediately prior to the merger have the same proportionate ownership of stock of the surviving corporation immediately after the merger; (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (z) any plan of liquidation or dissolution of the Company.

               (B)  "Continuing Director" shall mean any
          person who is a member of the Board of Directors of the Company, while such person is a member of the Board of Directors, who is not an Acquiring Person (as defined below) or an Affiliate or Associate (as defined below) of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and who (x) was a member of the Board of Directors on the date of the applicable option or award agreement or (y) subsequently becomes a member of the Board of Directors, if such person's initial nomination for election or initial election to the Board of Directors is recommended or approved by a majority of the Continuing Directors. For purposes of this subparagraph (ii), "Acquiring Person" shall mean any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who or which, together with all Affiliates and Associates of such person, is the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities, but shall not include any Company Entity; and "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.


                                   __________________________
                                   Michael P. Sherman
                                   Senior Vice President,
                                   New Business Development,
                                   General Counsel and Secretary